                                                                     EXHIBIT 2.4

                   AMENDMENT NO. 2 TO SHARE EXCHANGE AGREEMENT

         THIS AMENDMENT NO. 2 TO SHARE EXCHANGE AGREEMENT (this "AMENDMENT") is made and entered into as of October 1, 2004, by and among Accessity Corp., a New York corporation ("ACCESSITY"); Pacific Ethanol, Inc., a California corporation ("PEI"); Kinergy Marketing, LLC, an Oregon limited liability company ("KINERGY"); ReEnergy, LLC, a California limited liability company ("REENERGY," and together with PEI and Kinergy, the "ACQUIRED COMPANIES"); each of the shareholders of PEI (collectively, the "PEI SHAREHOLDERS"); each of the holders of options or warrants to acquire shares of common stock of PEI (collectively, the "PEI WARRANTHOLDERS"); each of the limited liability company members of Kinergy identified on the signature pages hereof (collectively, the "KINERGY MEMBERS"); each of the limited liability company members of ReEnergy identified on the signature pages hereof (collectively, the "REENERGY MEMBERS").

         WHEREAS, Accessity, PEI, Kinergy, and ReEnergy have executed a Share Exchange Agreement dated as of May 14, 2004, as amended by that certain Amendment No. 1 to Share Exchange Agreement dated as of July 29, 2004 (as so amended, the "EXCHANGE AGREEMENT"); and

         WHEREAS, Accessity, PEI, Kinergy and ReEnergy desire to amend certain provisions of the Share Exchange Agreement.

         NOW THEREFORE, in consideration of the foregoing premises and the respective promises and agreements of the parties set forth herein, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Exchange Agreement.

         2. AMENDMENTS.

                  (a) Section 2.3 of the Exchange Agreement is hereby amended by replacing the reference to "1,875,000 Accessity Exchange Shares" with "3,875,000 Accessity Exchange Shares."

                  (b) Section 2.4 of the Exchange Agreement is hereby amended by replacing the reference to "21,250 Accessity Exchange Shares" with "1,250 Accessity Exchange Shares."

                  (c) Section 3.2(d) of the Exchange Agreement is hereby amended by deleting said Section 3.2(d) in its entirety and inserting in its place the following new Section 3.2(d) which shall read in its entirety as follows:

                "(d) the written resignations of each of the current directors of Accessity other than Kenneth J. Friedman (Barry Siegel and Bruce S. Udell), dated as of the Closing Date, in form and substance reasonably acceptable to each of PEI, Kinergy and ReEnergy (and Kenneth J. Friedman shall thereafter remain as a Class II director (thereby holding such board seat until the annual meeting of Accessity shareholders to be held in the fourth calendar quarter of 2005) and shall confirm said resignations and appoint Neil M. Koehler and William Lyles as Class I directors of Accessity, John Pimentel as a Class II director of Accessity and Ryan Turner and Frank P. Greinke as Class III directors of Accessity to fill the vacant director positions and serve as directors of Accessity upon and after the Closing);"

         (d) Section 4.2 of the Exchange Agreement is hereby amended by deleting the number "12,252,200" appearing in the fourth line of said section and inserting in its place the number "13,332,200."

         (e) Clause (xi) of Section 11.4(a) of the Exchange Agreement is hereby amended by adding the following additional language at the end of clause (xi) as so modified:

                ",PROVIDED, HOWEVER, that PEI may issue shares of its common stock in a private placement transaction provided that in connection with such private placement transaction all but $500,000 of the offering proceeds must be held in an escrow account and not released until on or after the Closing Date;"

         (f) Section 11.5 of the Exchange Agreement is hereby amended by deleting said Section 11.5 in its entirety and inserting in its place the following new Section 11.5 which shall read in its entirety as follows:

                "11.5 ACCESSITY ANNUAL SHAREHOLDERS' MEETING. Accessity shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of New York law, call and hold an annual meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Share Exchange and the transactions contemplated by this Agreement, the reincorporation of Accessity in the State of Delaware referred to in
         SECTION 13.6 below, the Subsidiary Transfer and the Subsidiary Sale referred to in SECTION 13.11 below, and the adoption of a new stock option plan referred to in SECTION 13.16 below, in form and substance reasonably acceptable to the Acquired Companies) (the "ACCESSITY ANNUAL SHAREHOLDERS' MEETING"). As soon as permissible under all applicable Legal Requirements, Accessity shall cause a copy of the Proxy Statement (as defined in SECTION 11.6 below) to be delivered to each shareholder of Accessity who is entitled to vote on such matter under its articles of incorporation and bylaws and the applicable requirements of New York law."

         (g) Section 12.9 of the Exchange Agreement is hereby amended by deleting said Section 12.9 in its entirety and inserting in its place the following new Section 12.9 which shall read in its entirety as follows:

                "12.9 CONSULTING AND NONCOMPETITION AGREEMENTS. Accessity shall have entered into a consulting and noncompetition agreement with Barry Siegel in regard to advisory services to be rendered by Mr. Siegel, in form and substance mutually acceptable to the Acquired Companies, Accessity and Barry Siegel (the "SIEGEL CONSULTING AND NONCOMPETITION AGREEMENT"). The Siegel Consulting and Noncompetition Agreement shall include payment to Barry Siegel on the Closing Date of compensation (a) in the form of the number of shares of Common Stock of Accessity equal to the excess, if any, of 400,000 shares of the Common Stock of Accessity over the number of shares of Siegel Common Stock determined in accordance with Section 13.11 of this Agreement and (b) allocated between compensation for consulting services and a covenant not to compete, each in such amounts as shall be mutually acceptable to the Acquired Companies, Accessity and Barry Siegel. Accessity shall also have entered into a consulting and noncompetition agreement with Philip Kart in regard to advisory services to be rendered by Mr. Kart, in form and substance mutually acceptable to the Acquired Companies, Accessity and Philip Kart (the "KART CONSULTING AND NONCOMPETITION AGREEMENT"). The Kart Consulting and Noncompetition Agreement shall include payment to Philip Kart on the Closing Date of compensation (a) in the amount of 200,000 shares of the Common Stock of Accessity and (b) allocated between compensation for consulting services and a covenant not to compete, in such amounts as shall be mutually acceptable to the Acquired Companies, Accessity and Philip Kart."

         (h) Section 12.13 of the Exchange Agreement is hereby amended by deleting said Section 12.13 in its entirety and inserting in its place the following new Section 12.13 which shall read in its entirety as follows: :

                "12.13 APPROVAL BY ACCESSITY SHAREHOLDERS. The shareholders of Accessity shall have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the reincorporation of Accessity in the State of Delaware referred to in SECTION 13.6 below, the Subsidiary Transfer and the Subsidiary Sale referred to in SECTION
         13.11 below, and the adoption of a new stock option plan referred to in
         SECTION 13.16 below, in form and substance reasonably acceptable to the Acquired Companies)). "

         (i) Section 12.14 of the Exchange Agreement is hereby amended by deleting the number "18,800,000" appearing in the fourth line of said section and inserting in its place the number "21,700,000."

         (j) Section 12.16 of the Exchange Agreement is hereby amended by deleting said Section 12.16 in its entirety and inserting in its place the following new Section 12.16 which shall read in its entirety as follows: :

                "12.16 FAIRNESS OPINION. Accessity shall have received a fairness opinion regarding the Subsidiary Transfer referred to in
         SECTION 13.11 below. "

         (k) Article XII of the Exchange Agreement is hereby amended by adding at the end thereof a new Section 12.17 which shall read in its entirety as follows:

                "12.17 RECEIPT OF ADDITIONAL EQUITY CAPITAL BY PEI. PEI shall have raised an additional $7.0 million in equity capital pursuant to the private placement of securities of PEI between October 1, 2004 and the Closing Date (which securities shall also be exchanged for securities of Accessity pursuant to the Share Exchange, subject to the other terms and conditions set forth in this Agreement)."

         (l) Article XII of the Exchange Agreement is hereby amended by adding at the end thereof a new Section 12.18 which shall read in its entirety as follows:

                "12.18 NONCOMPETITION AND NONSOLICITATION AGREEMENTS. Each of Neil M. Koehler, William Jones, Andrea Jones, Ryan Turner and Tom Koehler shall have entered into a Noncompetition and Nonsolicitation Agreement with Accessity in a form mutually agreeable to the parties."

         (m) Section 13.4 of the Exchange Agreement is hereby amended by deleting said Section 13.4 in its entirety and inserting in its place the following new Section 13.4 which shall read in its entirety as follows:

                "13.4 APPROVAL BY ACCESSITY SHAREHOLDERS. The shareholders of Accessity shall have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the reincorporation of Accessity in the State of Delaware referred to in SECTION 13.6 below, the Subsidiary Transfer and the Subsidiary Sale referred to in SECTION
         13.11 below, and the adoption of a new stock option plan referred to in
         SECTION 13.16 below, in form and substance reasonably acceptable to the Acquired Companies)). "

         (n) Section 13.10 of the Exchange Agreement is hereby amended by deleting said Section 13.10 in its entirety and inserting in its place the following new Section 13.10 which shall read in its entirety as follows: :

                "13.10 LIMITATION OF OUTSTANDING CAPITAL STOCK. As of the Closing Date, without giving effect to the transactions contemplated hereby, Accessity shall have no more than 2,800,000 of capital stock issued and outstanding on a fully-diluted basis (including shares of capital stock issuable upon exercise of any and all options, calls, warrants, claims and any other rights to acquire shares of capital stock of Accessity, whether accrued or contingent, other than an aggregate of 600,000 shares of common stock of Accessity to be issued and beneficially owned by Barry Siegel and Philip Kart)."

         (o) Section 13.11 of the Exchange Agreement is hereby amended by deleting said Section 13.11 in its entirety and inserting in its place the following new Section 13.11 which shall read in its entirety as follows: :

                  "13.11 SUBSIDIARY TRANSFER, SUBSIDIARY SALE AND WAIVER OF CHANGE OF CONTROL PROVISIONS BY BARRY SIEGEL AND PHILIP KART.. Prior to Closing, Accessity shall have (a) transferred its subsidiary DriverShield CRM Corp., a Delaware corporation, to Barry Siegel pursuant to a written agreement between Accessity and Barry Siegel, in form and substance reasonably satisfactory to PEI, Kinergy and ReEnergy (the "SUBSIDIARY TRANSFER"), and sold its other subsidiary, Sentaur Corp., a Florida corporation, to Barry Siegel pursuant to a written agreement between Accessity and Barry Siegel, in form and substance reasonably satisfactory to PEI, Kinergy and ReEnergy (the "SUBSIDIARY SALE"), and (b) issued a certain number of shares of Common Stock of Accessity (the "SIEGEL COMMON STOCK"), not to exceed 400,000 shares, in consideration of the waiver by Barry Siegel of the change in control provisions set forth in the employment agreement between Accessity and Barry Siegel that expires on December 31, 2004, as the same would be applicable to the consummation of the transactions contemplated by this Agreement (including, but not limited to, the provisions that require Accessity to pay to Barry Siegel (i) a severance payment of 300% of his average annual salary for the past five years, less $100; (ii) the cash value of his outstanding but unexercised stock options; and (iii) for any and all other perquisites in the event that he is terminated for various reasons specified in such agreement following a change of control (as defined in such agreement)). The number of shares of Siegel Common Stock to be issued shall be such number, which shall not exceed 400,000 shares of Common Stock of Accessity, as shall be equal to a fraction, the numerator of which is the excess of the value of the waived severance payment over the fair market value of DriverShield CRM Corp. determined as of the Closing Date, and the denominator of which is the closing price per share of the Common Stock of Accessity on the business day before the Closing Date. Without in any way limiting the foregoing, as part of the Subsidiary Sale, until the landlord of the present Accessity headquarters in Coral Springs, Florida sells the building, Mr. Siegel or an entity owned or controlled by Mr. Siegel (which may include Sentaur) with the consent of the lessor under the existing lease agreement for such facilities, on terms and conditions reasonably satisfactory to the Acquired Companies, will contribute the sum of $3,500 toward the monthly rent obligation; PROVIDED, HOWEVER, that once the Acquired Companies have made lease payments of $50,000 under the lease, Mr. Siegel shall make all lease payment until the building is sold. The parties acknowledge and agree that the personal property at the facilities of Accessity located in Coral Springs, Florida shall also be transferred to Barry Siegel or an entity owned or controlled by Barry Siegel (which may be Sentaur Corp.) and Accessity shall pay Barry Siegel or Sentaur Corp. $20,000 for moving expenses. Prior to Closing, Accessity shall also have obtained from Philip Kart, in consideration for the execution and delivery by Accessity of the Kart Consulting and Non-Competition Agreement described in Section 12.9 of this Agreement, the waiver by Philip Kart of the change in control provisions set forth in the employment agreement between Accessity and Philip Kart that expires on December 31, 2004, as the same would be applicable to the consummation of the transactions contemplated by this

         Agreement (including, but not limited to, the provisions that require Accessity to pay to Philip Kart (i) a severance payment of 100% of his annual salary on a date specified in such agreement; (ii) the cash value of his outstanding but unexercised stock options; and (iii) for any and all other perquisites in the event that he is terminated for various reasons specified in such agreement following a change of control (as defined in such agreement)). Immediately prior to the Closing, Accessity shall file with the SEC a Form S-8 covering the Siegel Common Stock and the 200,000 shares of the Common Stock of Accessity issuable to Philip Kart pursuant to Section 12.9."

         (p) Section 13.17 of the Exchange Agreement is hereby amended by deleting said Section 13.17 in its entirety and inserting in its place the following: "[Intentionally omitted]."

         (q) Section 14.6 of the Exchange Agreement is hereby amended by deleting said Section 14.6 in its entirety and inserting in its place the following: "[Intentionally omitted]."

         (r) Subsection (b) of Section 14.7 of the Exchange Agreement is hereby amended by deleting said subsection (b) in its entirety and inserting in its place the following: "(b) [Intentionally omitted]."

         (s) Subsections (c) and (d) of Section 16.1 of the Exchange Agreement are hereby amended by deleting said subsections in their entirety and inserting in their place the following new subsections (c) and (d), which shall read in their entirety as follows:

                  "(c) by either Accessity or the Acquired Companies if the Closing has not occurred on or before January 7, 2005 (the "FINAL DATE");

                  (d) by Accessity, upon written notice, if the shareholders of Accessity shall not have approved the Agreement and the consummation of the transactions contemplated hereby (including, without limitation, with respect to the approval by the shareholders of Accessity, the appointment of the individuals identified in subsection (d) of SECTION
         3.2 above to the Board of Directors of Accessity, the reincorporation of Accessity in the State of Delaware referred to in SECTION 13.6 above, the Subsidiary Transfer and the Subsidiary Sale referred to in
         SECTION 13.11 above, the adoption of a new stock option plan as referred to in SECTION 13.16 above, in form and substance reasonably acceptable to the Acquired Companies) prior to the Closing Date;"

         (t) The Exchange Agreement is hereby amended to replace all references to "Reenergy" with "ReEnergy."

         (u) Exhibit A to the Exchange Agreement is hereby amended by deleting each reference to "18,750" and "21,250" and replacing each with "38,750" and "1,250," respectively.

         (v) Exhibit B to the Exchange Agreement is hereby amended by deleting the row of the table entitled "PEI SHAREHOLDERS AND ACCESSITY EXCHANGE SHARES TO BE RECEIVED" on Exhibit B that reads:
"Lyles Diversified, Inc.                        1,000,000             1,000,000"
and inserting in its place the following new information:

             "Lyles Diversified, Inc.           1,160,000             1,160,000"

         (w) Exhibit B to the Exchange Agreement is hereby amended by deleting the last row of the table entitled "PEI SHAREHOLDERS AND ACCESSITY EXCHANGE
SHARES TO BE RECEIVED" on Exhibit B that reads: "TOTAL  12,252,200   12,252,200"
                                                        ==========   ==========
and inserting in its place the following new information:

         "Liviakis Financial Communications, Inc.        920,000        920,000

                  TOTAL                               13,332,200     13,332,200"
                                                      ==========     ===========

         (x) Exhibit B to the Exchange Agreement is hereby further amended by deleting the table entitled name "PEI WARRANTHOLDERS AND WARRANTS TO ACQUIRE ACCESSITY COMMON STOCK" in its entirety and replacing said table with the following new table which shall read in its entirety as follows:

                       PEI WARRANTHOLDERS AND WARRANTS TO ACQUIRE ACCESSITY COMMON STOCK
                       -----------------------------------------------------------------

                                                    No. of Shares Subject to
              Name of Pe Warrantholder           Accessity Replacement Warrants        Exercise Price Per Share
              ------------------------           ------------------------------        ------------------------
        Cagan-McAfee Capital Partners                        14,167                               $ 1.50

        Prima Capital Group, Inc.                            28,320                               $ 1.50

        Frank Siefert                                         1,000                               $ 1.50

        Cagan-McAfee Capital Partners                        50,000                               $ 2.00

        Jeffrey Manternach                                   25,000                               $ 0.01

        Liviakis Financial Communications                   230,000                               $0.0001
                                                            -------                                ------

           TOTAL                                            348,487                        $0.0001- $2.00
                                                            =======                        =======--=====


                                                    -7-

         (y) Exhibit B to the Exchange Agreement is hereby further amended by deleting the table entitled name "CONVERTIBLE DEBT" in its entirety and replacing said table with the following new table which shall read in its entirety as follows:

                                        "CONVERTIBLE DEBT
                                        -----------------

         "Lyles Diversified, Inc.             840,000*                840,000*
                                              -------                 -------

         ----------

         * Lyles Diversified, Inc. ("LDI") may receive up to 840,000 shares of PEI Stock pursuant to the conversion of a portion of the currently outstanding debt owed by PEI to LDI, which conversion is at the option of LDI. Accordingly, the number of Accessity Exchange Shares to be received by LDI shall be equal to the product of (i) the number of shares of PEI Stock received upon conversion (at a conversion rate of $1.50 per share) of such portion of such debt, multiplied by (ii) the PEI Exchange Ratio. The parties acknowledge and agree that Accessity Exchange Shares will be directly issued to LDI (without any preceding issuance of shares of PEI Stock) if such conversion occurs after the Closing Date."

         (z) Exhibit C to the Exchange Agreement is hereby amended by deleting the reference to "1,875,000" and replacing it with "3,875,000."

         (aa) Exhibit D to the Exchange Agreement is hereby amended by deleting the references to "499,375" and "626,875" and replacing each with "29,375" and "36,875," respectively.

         3. MISCELLANEOUS. Except as modified and amended pursuant to this Amendment, the Exchange Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

"ACCESSITY":                            ACCESSITY CORP.
 ---------


                                        By:  /S/ BARRY SIEGEL
                                           -------------------------------------
                                             Barry Siegel, Chairman and CEO



"ACQUIRED COMPANIES":                   PACIFIC ETHANOL, INC.
 ------------------


                                        By:  /S/ RYAN TURNER
                                           -------------------------------------
                                             Ryan Turner, Director and COO



                                        KINERGY MARKETING, LLC


                                        By:  /S/ NEIL M. KOEHLER
                                           -------------------------------------
                                             Neil M. Koehler, President



                                        REENERGY, LLC


                                        By:  /S/ FRANK R. LINDBLOOM
                                           -------------------------------------
                                             Frank R. Lindbloom, Member/Owner

                      PEI SHAREHOLDER AND PEI WARRANTHOLDER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 2 TO
                            SHARE EXCHANGE AGREEMENT


         Pursuant to the authority granted to the undersigned in Section 17.2 of the Exchange Agreement, by execution of this Amendment below by the undersigned, the PEI Shareholders and PEI Warrantholders have executed this Amendment as of the day and year first above written.




                                           By: /S/ RYAN TURNER
                                              ----------------------------------
                                               Ryan Turner,
                                               Attorney-in-Fact

                                 KINERGY MEMBER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 2 TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.




                                           /S/ NEIL M. KOEHLER
                                           -------------------------------------
                                           Neil M. Koehler

                                 REENERGY MEMBER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 2 TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                         KINERGY RESOURCES, LLC


                                         By: /S/ NEIL M. KOEHLER
                                             -----------------------------------
                                              Neil M. Koehler, Member


                                         FLIN-MAC, INC.


                                         By:  /S/ FRANK R. LINDBLOOM
                                            ------------------------------------
                                              Frank R. Lindbloom, President



                                         /S/ KENT KAULFUSS
                                         ---------------------------------------
                                         Kent Kaulfuss


                                         /S/ TOM KOEHLER
                                         ---------------------------------------
                                         Tom Koehler